  EXHIBIT 99.1

Pac-Van, Inc., Lone Star Tank Rental and Royal Wolf Announce Over 100,000 Units in Their Combined Rental Fleet

Indianapolis, IN, October 29, 2019 – General Finance Corporation’s (NASDAQ:GFN) subsidiaries, Pac-Van, Inc., Lone Star Tank Rental, Inc. and Royal Wolf Trading Australia Pty Limited announced today that their industry-leading growth has helped to drive their combined rental fleet to over 100,000 units.

“The combined lease fleet for General Finance Corporation has grown from 37,862 ten years ago to over 100,000 units today, representing a growth rate of over 10% per year. In addition, primary branch locations have more than doubled to 102 locations during that same time,” said Jody Miller, CEO of General Finance Corporation. “These key accomplishments of total rental fleet growth and branch location expansion demonstrates an impressive growth rate among the sister companies led by Pac-Van and Lone Star Tank Rental in North America and Royal Wolf in Asia-Pacific.”

About Pac-Van
Pac-Van, Inc. (www.pacvan.com), a wholly-owned subsidiary of General Finance Corporation, provides storage and office space solutions to its customers through the leasing and selling of storage containers (including the new safe, secure and simple PV3 safety containers), mobile office trailers, modular buildings and bulk liquid storage frac tanks. The company serves a wide variety of customers, including those in the commercial, construction, education, government, health care, industrial, and retail sectors. Committed to providing high quality products and dependable service, Pac-Van, Inc. is headquartered in Indianapolis, Indiana, and has over 60 offices throughout North America.

About Lone Star Tank Rental
Lone Star Tank Rental, Inc. (www.lonestartank.com), a wholly-owned subsidiary of General Finance Corporation, is a full service liquid containment solutions provider operating in the highly attractive Permian Basin and Eagle Ford Shale. Lone Star’s exceptional safety record combined with a significant set of value‐added services drive high customer loyalty with its blue chip customer base.  Lone Star Tank Rental, Inc. is headquartered in Waxahachie, Texas, and has locations throughout Texas.

About Royal Wolf
Royal Wolf (www.royalwolf.com.au) leases and sells mobile storage containers, portable container buildings and freight containers in Australia and New Zealand. Royal Wolf is the only portable container lease and sales company represented in all major business centers in Australia and, as such, is the only company with a nationally integrated infrastructure and work force. They serve both small to mid-size retail customers and large corporate customers in a number of sectors. The Australian Business Awards’ 2019 winner of both the New Product Innovation award and the Technology Innovation award, Royal Wolf is headquartered in Gordon, NSW, and has 36 locations in Australia and New Zealand.

About General Finance Corporation
Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions. Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries. The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of wholly owned Royal Wolf (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and other steel-related products in North America.

Pac-Van Media Contact: Shannon Jordan Pac-Van, Inc. sjordan@pacvan.com 317-489-5771	Lone Star Media Contact: Bobby Keenom Lone Star Tank Rental Inc. bobby.keenom@lonestartank.com 405-600-8295	Royal Wolf Media Contact: Neil Littlewood Royal Wolf nlittlewood@royalwolf.com.au 61 2 9485 4038
###